Exhibit 4.1

WEBMD CORPORATION

and

THE BANK OF NEW YORK

as Trustee

INDENTURE

Dated as of June 25, 2003

$300,000,000 Principal Amount

(Plus Option)

1.75% Convertible Subordinated Notes due June 15, 2023

CROSS-REFERENCE TABLE*

TIA		Indenture
Section		Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.10; 12.02
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.03
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01(B)
	(b)	7.05; 12.02
	(c)	7.01(A)
	(d)	7.01(C)
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01

*	This Cross-Reference Table is not part of the Indenture.

i

		Page

ARTICLE IX	AMENDMENTS	44
9.01	Without Consent of Holders	44
9.02	With Consent of Holders	44
9.03	Compliance with Trust Indenture Act	45
9.04	Revocation and Effect of Consents	45
9.05	Notation on or Exchange of Securities	46
9.06	Trustee Protected	46

ARTICLE X	CONVERSION	46
10.01	Conversion Privilege; Restrictive Legends	46
10.02	Conversion Procedure	49
10.03	Fractional Shares	51
10.04	Taxes on Conversion	51
10.05	Company to Provide Stock	51
10.06	Adjustment of Conversion Rate	51
10.07	No Adjustment	56
10.08	Other Adjustments	56
10.09	Adjustments for Tax Purposes	57
10.10	Notice of Adjustment	57
10.11	Notice of Certain Transactions	57
10.12	Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege	57
10.13	Trustee’s Disclaimer	58

ARTICLE XI	SUBORDINATION	59
11.01	Agreement to Subordinate	59
11.02	Certain Definitions	59
11.03	Liquidation; Dissolution; Bankruptcy	60
11.04	Company Not To Make Payments with Respect to Securities in Certain Circumstances	60
11.05	Acceleration of Securities	61
11.06	When Distribution Must Be Paid Over	61
11.07	Notice by Company	61
11.08	Subrogation	61
11.09	Relative Rights	62
11.10	Subordination May Not Be Impaired by Company	62
11.11	Distribution or Notice to Representative	62
11.12	Rights of Trustee and Paying Agent	62
11.13	Officers’ Certificate	63
11.14	Not to Prevent Events of Default	63

ARTICLE XII	MISCELLANEOUS	64
12.01	Trust Indenture Act Controls	64
12.02	Notices	65
12.03	Communication by Holders with Other Holders	63

EXHIBITS

Exhibit A	-	Form of Global Security
Exhibit B	-	Form of Legends
Exhibit C	-	Form of Notice of Transfer Pursuant to Registration Statement
Exhibit D	-	Form of Opinion of Counsel in Connection with Registration of Securities
Exhibit E	-	Projected Payment Schedule

v

          INDENTURE, dated as of June 25, 2003, between WebMD Corporation, a Delaware corporation (the “ Company”), and The Bank of New York, as trustee (the “Trustee”).

          Each party agrees as follows for the other parties and for the equal and ratable benefit of the Holders of the Company's 1.75% Convertible Subordinated Notes due June 15, 2023 (the “Securities”).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

     1.01 Definitions.

          “Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, “control” shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

          “Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.

          “Board of Directors” means the board of directors of the Company or any committee thereof authorized to act for it hereunder.

          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.

          “Cash” means U.S. legal tender currency.

          “Common Stock” means the common stock, par value $0.0001 per share, of the Company, or such other capital stock into which the Company’s common stock is reclassified or changed.

          “Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.

          “Company Request” or “Company Order” means a written request or order signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Executive Vice President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.

          “Conversion Period” means the period from and including the eleventh Trading Day in a fiscal quarter of the Company up to, but not including, the eleventh Trading Day of the following fiscal quarter of the Company.

          “Conversion Price” means an amount equal to $1,000 principal amount of Securities divided by the then current conversion rate.

          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice of to the Company.

          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

          “Depositary” means The Depository Trust Company, its nominees and successors.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

          “Indenture” means this Indenture as amended or supplemented from time to time.

          “Initial Purchaser” means Banc of America Securities LLC.

          “interest” includes liquidated damages, unless the context otherwise requires.

          “liquidated damages” has the meaning provided in the Registration Rights Agreement.

          “Make Whole Payment” means, with respect to each $1,000 principal amount of Securities being redeemed by the Company on or after June 15, 2008 and prior to June 20, 2010, a Cash amount equal to $259.26, minus the sum of (a) the amount of any regular interest paid and (b) accrued and unpaid on such Security prior to the Redemption Date for such Security.

          “Maturity Date” means June 15, 2023.

          “Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of the Company or any Subsidiary and not to the Company or any Subsidiary personally.

          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, the Treasurer or the Secretary of the Company.

          “Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

          “Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

          “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          “Purchase Agreement” means the Purchase Agreement dated June 20, 2003 between the Company and the Initial Purchaser.

          “QIB” means a “qualified institutional buyer” within the meaning of Rule 144A under the Act.

          “Redemption Date” means, with respect to Securities to be redeemed by the Company in accordance with Section 3.01, the business day specified for redemption of such Security in accordance with the terms of the Securities and this Indenture, as set forth in a notice of redemption.

          “Redemption Price” means, with respect to Securities to be redeemed by the Company in accordance with Section 3.01, a Cash amount equal to (i) if the Redemption Date is on or after June 15, 2008 and prior to June 20, 2010, the sum of 100% of the outstanding principal amount of such Securities and the Make Whole Payment related to such Securities, or (ii) if the Redemption Date is on or after June 20, 2010, 100% of the outstanding principal amount of such Securities.

          “Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 25, 2003, between the Company and the Initial Purchaser.

          “Repurchase Price” means, with respect to Securities duly tendered for purchase by the Company in accordance with Section 3.08 or Section 3.09, 100% of the outstanding principal amount of such Securities so tendered.

          “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          “Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

          “Rule 144A” means Rule 144A under the Securities Act.

          “Rule 144A Global Security” means a permanent Global Security in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A.

          “Sale Price” means the price of a share of Common Stock on the relevant date, determined on the basis of the last reported per share sale price (or, if no last sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of the Common Stock on such date as reported on the NASDAQ National Market, or if the Common Stock is not quoted on the NASDAQ National Market, as reported by the principal U.S. exchange or quotation system the Common Stock is then listed or quoted; provided, however, in the absence of such quotations, the Board of Directors will make a good faith determination of the Sale Price.

          “SEC” means the U.S. Securities and Exchange Commission.

          “Securities” means the 1.75% Convertible Subordinated Notes due June 15, 2023 issued by the Company pursuant to this Indenture.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Significant Subsidiary” with respect to any person means any subsidiary of such person that, from time to time, constitutes a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, as such regulation is in effect on the date of this Indenture.

          “subsidiary” means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which the Company, one or more its subsidiaries or the Company and one or more its subsidiaries, directly or indirectly, at the date of determination thereof, have at least majority ownership interest.

          “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.

          “Trading Day” means a day during which trading in securities generally occurs on the NASDAQ National Market or, if the Common Stock is not quoted on the NASDAQ National Market, on the principal other national or regional securities exchange on which the Common Stock is then listed or quoted.

          “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

     1.02 Other Definitions.

Term	Defined in Section

“95% Trading Condition”	10.01
“Additional Securities”	2.01
“Bankruptcy Law”	6.01
“business day”	12.07
“Cash”	3.08
“Change in Control”	3.09
“Change in Control Notice”	3.09
“Change in Control Repurchase Date”	3.09
“Change in Control Repurchase Right”	3.09
“Commencement Date”	10.06
“Company Notice”	3.08
“Company Notice Date”	3.08
“comparable yield”	4.08
“Contingent Payment Regulations”	4.08
“Conversion Agent”	2.03
“conversion date”	10.02
“conversion rate”	10.01
“Conversion Shares”	10.01
“Custodian”	6.01
“Determination Date”	10.06
“Distribution Date”	10.06
“Event of Default”	6.01
“ex-dividend date”	10.01
“Expiration Time”	10.06
“Global Security”	2.01
“Global Security Legend”	2.17
“Indebtedness”	11.02
“Legal Holiday”	11.07
“Market Price”	3.09
“Participants”	2.15
“Paying Agent”	2.03
“Payment Blockage”	11.04
“Payment Blockage Notice”	11.04
“Physical Securities”	2.01
“Principal Value Conversion”	10.02
“Principal Value Conversion Notice”	10.02
“Private Placement Legend”	2.17
“Purchased Shares”	10.06
“Registrar”	2.03
“Representative”	11.02
“Repurchase Date”	3.08
“Repurchase Right”	3.08
“Resale Restriction Termination Date”	2.16
“Rights”	10.06
“Senior Indebtedness”	11.02
“Trading Price”	10.01
“U.S. Government Obligations”	8.01

     1.03 Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          “Commission” means the SEC.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

     1.04 Rules of Construction.

          Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural and in the plural include the singular;

(v) provisions apply to successive events and transactions; and

(vi) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SECURITIES

     2.01 Form and Dating.

          The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

          Securities offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (each, a “Global Security”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in Exhibits B-1 and B-2. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided that in no event shall the aggregate principal amount of the Global Security or Securities exceed $300,000,000, or $350,000,000 if the Initial Purchaser elects to purchase additional Securities pursuant to the option provided for in Section 1 of the Purchase Agreement (the “Additional Securities”).

          Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”) and, if applicable, bearing any legends required by Section 2.17.

     2.02 Execution and Authentication.

          One Officer shall sign the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $300,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.02. Upon receipt by the Trustee of an Officers’ Certificate stating that the Initial Purchaser has elected to purchase from the Company a specified principal amount of Additional Securities, not to exceed $50,000,000, pursuant to Section l of the Purchase Agreement, the Trustee shall authenticate and deliver such specified principal amount of Additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence. Such Officers’ Certificate must be received by the Trustee not later than the proposed date for delivery of such Additional Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $350,000,000 except as provided in Section 2.07.

          Upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(C).

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and its Affiliates.

          If a written order of the Company pursuant to this Section 2.02 of the Indenture has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with Section 12.04 hereof and need not be accompanied by an Opinion of Counsel.

          The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any positive integral multiple thereof.

     2.03 Registrar, Paying Agent and Conversion Agent.

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

          The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

     2.04 Paying Agent To Hold Money in Trust.

          Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

     2.05 Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

     2.06 Transfer and Exchange.

          Subject to Sections 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. The Company or the Trustee, as the case may be, shall not be required (a) to issue, authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 3.04 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security so selected for redemption or repurchase in whole or in part, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

          No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Section 2.10, 3.07, 3.08, 3.09, 9.05 or 10.02 not involving any transfer.

     2.07 Replacement Securities.

          If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met and, in the case of a mutilated Security, such mutilated Security is surrendered to the Trustee. In the case of lost, destroyed or wrongfully taken Securities, if required by the Trustee, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Trustee may charge for its expenses in replacing a Security.

          In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

          Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

     2.08 Outstanding Securities.

          Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its subsidiaries or Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

          If the Paying Agent (other than the Company) holds on a Redemption Date, Repurchase Date or maturity date money sufficient to pay Securities payable on that date, then on and after that date, such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Security shall be deemed paid whether or not the Security is delivered to the Paying Agent. Thereafter, all other rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Redemption Price, Repurchase Price or principal amount, as applicable.

     2.09 Securities Held by the Company or an Affiliate.

          In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its subsidiaries or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

     2.10 Temporary Securities.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

     2.11 Cancellation.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article X.

     2.12 Defaulted Interest.

          If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least 15 days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.

     2.13 CUSIP Numbers.

          The Company in issuing the Securities may use one or more “CUSIP” numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

     2.14 Deposit of Moneys.

          Prior to 11:00 a.m., New York City time, on each interest payment date, Maturity Date, Redemption Date, Repurchase Date and Change in Control Repurchase Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make Cash payments, if any, due on such interest payment date, Maturity Date, Redemption Date, Repurchase Date and Change in Control Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date, Redemption Date, Repurchase Date, and Change in Control Repurchase Date, as the case may be.

     2.15 Book-Entry Provisions for Global Securities.

[Paragraphs (A) - (C) Intentionally Omitted]

(D) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.17.

(E) Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(F) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

(G) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(F), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(H) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.15(F) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend (as defined).

(I) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     2.16 Special Transfer Provisions.

(A) Transfers to QIBs. The Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the later of the second anniversary after (i) the issue date for the Securities and (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof) (“such later date being the “Resale Restriction Termination Date”), or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(B) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(C) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend until after the second anniversary of the later of (i) the issue date for the Securities, (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof), (y) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (z) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar a notice in the form of Exhibit C hereto. Upon the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee a notice of effectiveness, a Security or Securities, an authentication order in accordance with Section 2.02 and an opinion of counsel in the form of Exhibit D hereto and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary.

(D) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(E) Transfers of Securities Held by Affiliates. Any certificate (i) evidencing a Security that has been transferred to an Affiliate of the Company within two years after the issue date for the Securities, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Company or any Affiliate of the Company was an owner of such Security, in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

     2.17 Restrictive Legends.

          Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Private Placement Legend”) as set forth in Exhibit B-1 on the face thereof until after the second anniversary of the later of (i) the issue date for the Securities, (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof).

          Each Global Security shall also bear the “Global Security Legend” as set forth in Exhibit B-2.

ARTICLE III

REDEMPTION AND REPURCHASE

     3.01 Right of Redemption.

          Redemption of the Securities, as permitted by any provision of this Indenture, shall be made in accordance with Paragraphs 6 and 7 of the Securities and in accordance with this Article III. The Company will not have the right to redeem any Securities prior to June 15, 2008. On or after June 15, 2008, the Company will have the right to redeem for Cash all or any part of the Securities, subject to the conditions specified in Paragraph 6 of the Securities, at the applicable Redemption Price, plus accrued and unpaid interest (including contingent interest, if any) and liquidated damages, if any, thereon to, but not including, the Redemption Date, provided that, if such Redemption Date is on or after an interest record date, but on or prior to the related interest payment date, such interest and liquidated damages will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date for payment of such interest.

          The Make Whole Payment portion of the Redemption Price, if any, shall be paid on all Securities being redeemed by the Company on the relevant Redemption Date, including any Securities that may have been converted after the date of the notice of redemption and prior to such Redemption Date.

     3.02 Notices to Trustee of Redemption.

          If the Company elects to redeem Securities pursuant to Paragraph 6 of the Securities, it shall notify the Trustee at least 15 days prior to the mailing of the notice of redemption (unless a shorter notice period shall be satisfactory to the Trustee) of the Redemption Date and the aggregate principal amount of Securities to be redeemed.

     3.03 Selection of Securities to Be Redeemed.

          If the Company elects to redeem Securities pursuant to Paragraph 6 of the Securities and less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them it selects shall be in amounts of $1,000 principal amount or positive integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and the principal amount thereof to be redeemed.

          The Registrar need not transfer or exchange any Securities selected for redemption, except the unredeemed portion of the Securities redeemed in part. Also, the Registrar need not transfer or exchange any Securities for a period of 15 days before selecting Securities to be redeemed.

          If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     3.04 Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.

          The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price, plus the amount of accrued and unpaid interest (including contingent interest, if any) and liquidated damages, if any, to be paid on the Securities called for redemption;

(iii) the then current conversion rate and Conversion Price;

(iv) the name and address of the Paying Agent and Conversion Agent;

(v) the date on which the right to convert the principal of the Securities called for redemption will terminate and the place or places where such Securities may be surrendered for conversion;

(vi) that Holders who want to convert Securities must satisfy the requirements in Article X;

(vii) the Paragraph of the Securities pursuant to which the Securities are to be redeemed;

(viii) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(ix) that unless the Company shall default in the payment of the Redemption Price, interest (including contingent interest, if any) and liquidated damages, if any, on Securities called for redemption ceases to accrue on and after the Redemption Date and that the Securities will cease to be convertible after the close of business on the business day immediately preceding the Redemption Date; and

(x) the CUSIP number or numbers, as the case may be, of the Securities.

          The date on which the right to convert the principal of the Securities called for redemption will terminate shall be at the close of business on the business day immediately preceding the Redemption Date.

          At the Company’s request, upon reasonable prior notice, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the form and content of such notice shall be prepared by the Company.

     3.05 Effect of Notice of Redemption.

          Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price, plus accrued and unpaid interest (including contingent interest, if any) and liquidated damages, if any, to the date of redemption, and, on and after such date (unless the Company shall default in the payment of the Redemption Price), such Securities shall cease to bear interest, contingent interest and liquidated damages. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest (including contingent interest, if any) and liquidated damages, if any, to, but excluding, the Redemption Date, subject to the proviso to Section 3.01.

     3.06 Deposit of Redemption Price.

          On or before the Redemption Date, the Company shall, in accordance with Section 2.14, deposit with the Paying Agent money in funds immediately available on the Redemption Date sufficient to pay the Redemption Price of and accrued interest (including contingent interest, if any) and liquidated damages, if any, on all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

     3.07 Securities Redeemed in Part.

          Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security or Securities in an aggregate principal amount equal to the unredeemed portion of the Security surrendered.

          If any Security selected for partial redemption is converted in part, the converted portion of such Security shall be deemed to be the portion selected for redemption.

     3.08 Repurchase of Securities at Option of the Holder.

          Each Holder shall have the right (the “Repurchase Right”), at the Holder’s option, to require the Company to repurchase in Cash in accordance with the provisions of Paragraph 8 of the Securities all of such Holder’s Securities, or a portion thereof which is $1,000 in principal amount or any positive integral multiple thereof, on June 15, 2010, June 15, 2013 and June 15, 2018 (each, a “Repurchase Date”) at the Repurchase Price plus accrued and unpaid interest (including contingent interest, if any) and liquidated damages, if any, thereon, up to but not including the Repurchase Date; provided that if the Repurchase Date is on or after an interest record date but on or prior to the related interest payment date, interest (including contingent interest, if any) and liquidated damages, if any, will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

          To exercise a Repurchase Right, a Holder shall deliver to the Trustee, or to a Paying Agent designated by the Company for such purpose in the Company Notice, at any time from the opening of business on the date that is 30 business days prior to the Repurchase Date until the close of business on the fifth business day prior to the Repurchase Date, (i) the Option of Holder to Elect Repurchase Notice on the back of the Securities with respect to which the Repurchase Right is being exercised, or any other form of written notice substantially similar to the Option of Holder to Elect Repurchase Notice, in each case, duly completed and signed, with appropriate signature guarantee, and (ii) such Securities with respect to which the Repurchase Right is being exercised, duly endorsed for transfer to the Company, and the Holder of such Securities shall be entitled to receive from the Trustee, or such Paying Agent a nontransferable receipt of deposit evidencing such deposit.

          In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall, on the later of the Repurchase Date and the time of the Securities to be repurchased, deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04), in accordance with Section 2.14, an amount of Cash (to be available on the Repurchase Date) sufficient to pay the Repurchase Price (plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any) with respect to all of the Securities which are to be repurchased on that date.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Option of Holder to Elect Repurchase Notice contemplated by this Section 3.08 shall have the right to withdraw such notice at any time prior to the close of business on the second business day prior to the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.11.

          In connection with any repurchase of Securities pursuant to this Section 3.08, the Company shall give written notice of the Repurchase Date to the Holders (the “Company Notice”). The Company Notice shall be sent by first-class mail to the Trustee and to each Holder not less than 30 business days prior to any Repurchase Date (the “Company Notice Date”). The Company will also disseminate the Company Notice via a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases. Each Company Notice shall include an Option of Holder to Elect Repurchase Notice to be completed by a Securityholder that wishes to exercise its Repurchase Right and shall state, among other things:

(i) the Repurchase Price, plus the amount of accrued and unpaid interest (including contingent interest, if any) and liquidated damages, if any, payable on the Repurchase Date;

(ii) the name and address of the Paying Agent and the Conversion Agent;

(iii) a description of the procedures which a Holder must follow to exercise a Repurchase Right and a brief description of those rights;

(iv) that, in order to exercise the Repurchase Right, the Securities are to be surrendered for payment of the Repurchase Price;

(v) that Securities as to which a repurchase notice has been given may be converted if they are otherwise convertible only in accordance with Article X hereof and Paragraph 10 of the Securities if the applicable Option of Holder to Elect Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(vi) that the Repurchase Price for, and any accrued and unpaid interest (including contingent interest, if any) and liquidated damages, if any, on, any Security as to which an Option of Holder to Elect Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security as described in subclause (iv) above;

(vii) the procedures for withdrawing an Option of Holder to Elect Repurchase Notice (as specified in Section 3.11);

(viii) the then existing conversion rate;

(ix) the place or places where such Securities may be surrendered for conversion;

(x) that, unless the Company defaults in making payment on Securities for which a repurchase notice has been submitted, interest (including contingent interest, if any), and liquidated damages, if any, on such Securities will cease to accrue on the Repurchase Date;

(xi) that all rights of the Holders of such Securities shall terminate with respect to such Securities on the Repurchase Date, other than the right to receive the Repurchase Price upon delivery of the Securities to be purchased; and

(xii) the CUSIP number of the Securities.

          At the Company’s request, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least three business days prior to the date by which such Company Notice must be given to the Holders and that, in all cases, the text of such Company Notice shall be prepared by the Company.

     3.09 Repurchase Upon a Change in Control.

          Upon any Change in Control (as defined below) with respect to the Company, each Holder shall have the right (the “Change in Control Repurchase Right”), at the Holder’s option, subject to the rights of the holders of Senior Indebtedness under Article XI of this Indenture, to require the Company to repurchase all of such Holder’s Securities, or a portion thereof which is $1,000 in principal amount or any positive integral multiple thereof, on the date (the “Change in Control Repurchase Date”) that is 30 business days after the date of the Change in Control Notice (as defined below) at the Repurchase Price, plus accrued and unpaid interest (including contingent interest, if any) and liquidated damages, if any, to, but not including, the Change in Control Repurchase Date. Provisions of this Indenture that apply to the repurchase of Securities pursuant to this Section 3.09 of all of a Security also apply to the repurchase of such portion of such Security.

     At the option of the Company, all or a specified percentage of the Repurchase Price of Securities in respect of which a Change in Control Notice pursuant to this Section 3.09 has been given may be paid by the Company by the issuance of a number of shares of Common Stock or, in the case of a merger in which the Company is not the surviving corporation, common stock, ordinary shares, American Depositary Shares or analogous securities of the surviving corporation or its direct or indirect parent, equal to the quotient obtained by dividing (i) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or a specified percentage of the Repurchase Price of such Securities in Cash by (ii) the product of (A) the Market Price of the Common Stock, subject to the next succeeding paragraph, and (B) 0.95.

     The Company will not issue fractional shares of Common Stock in payment of the Repurchase Price in connection with the exercise of any Change in Control Repurchase Right. Instead the Company will pay Cash based on the Market Price for all fractional shares. The Market Price of a fractional share shall be determined to the nearest 1/1,000th of a share, by multiplying the applicable Market Price of a full share by the fractional amount and rounding to the nearest whole cent. It is understood that if a Holder elects to have more than one Security repurchased, the number of shares of Common Stock shall be based on the aggregate principal amount of Securities to be repurchased.

     In the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for Cash. The Company may not change its election with respect to the consideration to be paid once the Company has given its Change in Control Notice to Securityholders except pursuant to the immediately preceding sentence in the event of a failure to satisfy, prior to the close of business on the Change in Control Repurchase Date, any condition to the payment of the Repurchase Price in shares of Common Stock.

     At least three business days before the date of the Change in Control Notice (as defined below), the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i) the manner of payment selected by the Company;

(ii) the information required to be included in the Change in Control Notice;

(iii) if the Company elects to pay all or a specified percentage of the Repurchase Price in shares of Common Stock, that the conditions to such manner of payment set forth in this Section 3.09 have been or will be complied with; and

(iv) whether the Company desires the Trustee to give the Change in Control Notice required by this Section 3.09.

The Company’s right to exercise its election to purchase Securities through the issuance of Common Stock shall be conditioned upon:

(i) the Company’s giving of timely Change in Control Notice to purchase Securities with Common Stock as provided herein;

(ii) the registration of such Common Stock under the Securities Act or the Exchange Act, in each case, if required;

(iii) such Common Stock having been quoted or listed on the NASDAQ National Market or other principal U.S. exchange or quotation system on which the shares of Common Stock are then listed, or if the Common Stock is not so quoted or listed then on the principal other market on which the Common Stock are then traded;

(iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

(v) the receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of all or a specified percentage of the Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of all or a specified percentage of the Repurchase Price in respect of the Securities, will be validly issued, fully paid and nonassessable and, to the best of such counsel’s knowledge, free from preemptive rights, and, (a) in the case of such Officers’ Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, (b) in the case of such Opinion of Counsel, stating that the conditions above have been satisfied.

          Such Officers’ Certificate shall also set forth (i) the number of shares of Common Stock of to be issued for each $1,000 principal amount at maturity of Securities, (ii) the Sale Price on each Trading Day during the period during which the Market Price is calculated and (iii) the Market Price of the Common Stock. The Company may pay the Repurchase Price in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or is otherwise publicly available or obtainable (e.g., by dissemination on the World Wide Web or by other public means). If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Change in Control Repurchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.09 through the issuance of Common Stock, the Company shall pay the entire Repurchase Price of the Securities of such Holder or Holders in Cash.

          All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

          Within 30 days after the occurrence of a Change in Control of the Company, the Company shall mail to all Holders of record of the Securities a notice (the “Change in Control Notice”) of the occurrence of such Change in Control and the Change in Control Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Change in Control Notice to the Trustee and shall disseminate a copy via a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases. To exercise the Change in Control Repurchase Right, a Holder of Securities must deliver on or before the close of business on the 30th day after the date of the Change in Control Notice irrevocable written notice to the Trustee, or to a Paying Agent designated by the Company for such purpose in the Change in Control Notice, in the form of the Option of Holder to Elect Repurchase Notice on the back of the Security, of the Holder’s exercise of such right together with the Securities with respect to which the right is being exercised, duly endorsed for transfer.

Each Change in Control Notice shall state:

(i) the events causing the Change in Control;

(ii) the date of such Change in Control;

(iii) the Change in Control Repurchase Date;

(iv) the date by which the Change in Control Repurchase Right must be exercised;

(v) the Repurchase Price, plus the amount of accrued and unpaid interest (including contingent interest, if any) and liquidated damages, if any, to be paid on the Securities to be repurchased;

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) a description of the procedure which a Holder must follow to exercise a Change in Control Repurchase Right and a brief description of those rights;

(viii) that, in order to exercise the Change in Control Repurchase Right, the Securities are to be surrendered for payment of the Repurchase Price;

(ix) that Securities as to which a Change in Control Notice has been given may be converted if they are otherwise convertible only in accordance with Article X hereof and Paragraph 10 of the Securities if the applicable Option of Holder to Elect Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(x) that the Repurchase Price for, any accrued and unpaid interest (including contingent interest, if any) and liquidated damages, if any, on any Security as to which an Option of Holder to Elect Repurchase Notice has been given and not withdrawn, shall be so paid pursuant to this Section 3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Change in Control Notice, as determined by the Company in its sole discretion;

(xi) the procedures for withdrawing an Option of Holder to Elect Repurchase Notice (as specified in Section 3.11);

(xii) the then existing conversion rate, and any adjustment to the conversion rate that will result from the Change in Control;

(xiii) the place or places where such Securities may be surrendered for conversion;

(xiv) that, unless the Company defaults in making payment on Securities for which a Change in Control repurchase notice has been submitted, interest (including contingent interest, if any), and liquidated damages, if any, on such Securities will cease to accrue on the Change in Control Repurchase Date;

(xv) that all rights of the Holders of such Securities shall terminate with respect to such Securities on the Change in Control Repurchase Date, other than the right to receive the Repurchase Price upon delivery of the Securities to be purchased;

(xvi) the CUSIP number of the Securities; and

(xvii) whether the Repurchase Price will be paid in Cash, Common Stock or a combination of both and, if both, the percentage thereof; provided, however, if the Company elects to pay all or a portion of the Repurchase Price in Common Stock, such Change in Control Notice shall also:

(X)	state that each Holder will receive shares of Common Stock with a Market Price determined as of a specified date prior to the Change in Control Repurchase Date equal to such specified percentage of the Repurchase Price of the Securities held by such Holder (except any Cash amount to be paid in lieu of fractional shares);

(Y)	describe the method of calculating the Market Price of the Common Stock; and

(Z)	state that because the Market Price of Common Stock will be determined prior to the Change in Control Repurchase Date, Holders of the Securities will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Change in Control Repurchase Date.

          The “Market Price” means the average of the Sale Prices for the five consecutive Trading Days ending on the third business day prior to the applicable Change in Control Repurchase Date (if the third business day prior to the applicable Change in Control Repurchase Date is a Trading Day, or if not, then on the last Trading Day prior to the third business day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the five Trading Day period and ending on the Change in Control Purchase Date, of any event described in Section 10.6.

          No failure of the Company to give the foregoing notice shall limit any Holder’s right to exercise a Change in Control Repurchase Right.

          To exercise a Change in Control Repurchase Right, a Holder shall deliver to the Trustee, or to a Paying Agent designated by the Company for such purpose in the Change in Control Notice, on or before the close of business on the 30th day after the date of the Change in Control Notice, (i) irrevocable written notice in the form of the Option of Holder to Elect Repurchase Notice on the back of the Securities with respect to which the Change in Control Repurchase Right is being exercised, or any other form of written notice substantially similar to the Option of Holder to Elect Repurchase Notice, in each case, duly completed and signed, with appropriate signature guarantee, and (ii) such Securities with respect to which the Change in Control Repurchase Right is being exercised, duly endorsed for transfer to the Company, and the Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own Paying Agent), or such Paying Agent a nontransferable receipt of deposit evidencing such deposit.

          In the event a Change in Control Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall, on or prior to a Change in Control Repurchase Date, deposit Cash in respect of the Cash portion of a repurchase under this Section 3.09 or for fractional shares of Common Stock, as applicable, plus Cash sufficient to pay accrued an unpaid interest, including contingent interest, if any, and liquidated damages, if any, with respect to all Securities to be purchased pursuant to this Section 3.09. On the Trading Day following the Change in Control Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock the number of full shares of Common Stock issuable in payment of the Repurchase Price. The person in whose name the certificate for shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the business day following the Change in Control Repurchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock on the record date for which occurred on or prior to the Change in Control Repurchase Date.

          If a Holder of a repurchased Security is paid in Common Stock pursuant to this Section 3.09, the Company shall pay all, stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Trustee or any Paying Agent may refuse to deliver the certificates representing the Common Stock issued in a name other than the Holder’s name until the Trustee or any such Paying Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any withholding tax required by law.

          As used in this Section 3.09 of the Indenture and in the Securities:

          A “Change in Control” of the Company shall be deemed to have occurred at such time as:

(i) any person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s capital stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s capital stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or

(ii) the conveyance, sale, transfer or lease by the Company of all or substantially all of its assets to another person.

          However, a Change in Control will not be deemed to have occurred if:

(X)	the Sale Price for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of capital stock, or the period of ten consecutive Trading Days ending immediately before the Change in Control, in the case of a Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Conversion Price of the Securities in effect on each of those five Trading Days; or

(Y)	all or substantially all (but in no event less than 90%) of the consideration, excluding Cash payments for fractional shares of Common Stock and Cash payments made pursuant to dissenters’ appraisal rights, in a merger or consolidation otherwise constituting a Change in Control in the preceding paragraph consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the NASDAQ National Market, or will be so traded or quoted immediately following such merger or consolidation, and as a result of such merger or consolidation the Securities become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests.

          For purposes of this “Change in Control” definition:

(1) whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act; and

(2) a “person” includes any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

     3.10 Conversion Arrangement on Call for Redemption.

          In connection with any redemption of Securities, the Company may arrange, in lieu of redemption, for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase all or a portion of such Securities by paying to the Trustee in trust for the Holders whose Securities are to be so purchased, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for redemption of such Securities, is not less than the Redemption Price, together with interest (including contingent interest, if any) and liquidated damages, if any, accrued to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such Securities and such interest (including contingent interest, if any) and liquidated damages, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers, but no such agreement shall relieve the Company of its obligation to pay such Redemption Price and such interest (including contingent interest, if any) and liquidated damages, if any. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article X) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, rights, immunities, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any and all loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses (including counsel fees and expenses) incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture except to the extent arising from its bad faith, willful misconduct or negligence.

     3.11 Effect of Repurchase Notice or Change in Control Repurchase Notice.

          Upon receipt by the Paying Agent of a Holder’s Option of Holder to Elect Repurchase Notice in accordance with Section 3.08 or Section 3.09, as applicable, the Holder of the Security in respect of which such notice, as the case may be, was given shall (unless such notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price, together with all accrued and unpaid interest (including contingent interest, if any) and liquidated damages, if any, thereon, to but not including the Repurchase Date or Change in Control Repurchase Date, as the case may be, with respect to such Security. Securities in respect of which a repurchase notice has been given by the Holder thereof may not be converted pursuant to Article X hereof on or after the date of the delivery of such notice unless such notice has first been validly withdrawn as specified in the following paragraph.

          With respect any Physical Security which is to be submitted for repurchase only in part pursuant to Section 3.08 or Section 3.09, as applicable (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or its attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for repurchase thereunder.

          A Holder’s Option of Holder to Elect Repurchase Notice specified in Section 3.08 or Section 3.09, as applicable, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the second business day prior to the Repurchase Date or prior to close of business on second the business day prior to the Change in Control Repurchase Date, as the case may be, specifying:

(i) the certificate or CUSIP number, as applicable, of the Security in respect of which such notice of withdrawal is being submitted;

(ii) the aggregate principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(iii) the aggregate principal amount, if any, of such Security which remains subject to the original Option of Holder to Elect Repurchase Notice and which has been or will be delivered for purchase by the Company.

          The Paying Agent shall promptly notify the Company of the receipt of any repurchase notice specified in Section 3.08 or Section 3.09, as applicable, or written notice of withdrawal thereof.

     3.12 Covenant to Comply With Securities Laws Upon Purchase of Securities.

          When complying with the provisions of Section 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with the applicable provisions of Rule 13e-4 and Rule 14e-1 (or any successor provisions) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then apply, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any applicable federal and state securities laws so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

ARTICLE IV

COVENANTS

     4.01 Payment of Securities.

          The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, if the

Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities.

          The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

     4.02 Maintenance of Office or Agency.

          The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

     4.03 Reports.

(A) The Company will promptly provide to the Trustee and shall, upon request, provide to any Holder or beneficial owner of Securities or prospective purchaser of Securities that so requests, the information required to be delivered pursuant to Rule 144A(d)(4) until such time as the Securities and the underlying Common Stock have been registered by the Company for resale under the Securities Act pursuant to the Registration Rights Agreement. In addition, the Company will furnish such Rule 144A(d)(4) information if, at any time while the Securities or the Common Stock issuable upon conversion of the Securities are restricted securities within the meaning of the Securities Act, the Company is not subject to the informational requirements of the Exchange Act.

(B) The Company will comply with the provisions of TIA § 314(a).

(C) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificate).

     4.04 Compliance Certificate.

          The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.

     4.05 Stay, Extension and Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

     4.06 Corporate Existence.

          Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each Significant Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Significant Subsidiary, if in the judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Significant Subsidiary does not have a material adverse impact on the Holders.

     4.07 Notice of Default.

          In the event that any Default or Event of Default shall occur, the Company will give prompt written notice of such Default or Event of Default to the Trustee.

     4.08 Tax Treatment of Securities.

          The Company and the Holders, by purchasing a beneficial ownership interest in the Securities, agree that (i) the Securities are contingent payment debt instruments as described in Section 1.1275-4 of the Treasury regulations promulgated by the Department of Treasury pursuant to the Internal Revenue Code of 1986, amended (the “Contingent Payment Regulations”), (ii) each Holder shall be bound by the Company’s application of the Contingent Payment Regulations to the Securities, including the Company’s determination that the rate at which interest will be deemed to accrue on the Securities for U.S. federal income tax purposes, will be 8.0% compounded semiannually, which is the rate comparable to the rate at which the Company would borrow on a noncontingent, nonconvertible borrowing with no contingent payments, but with terms and conditions otherwise comparable to the Securities (the “comparable yield”), (iii) each Holder shall use the projected payment schedule with respect to the Securities provided by the Company to the Holder, as provided in the Contingent Payment Regulations, to determine its interest accruals and adjustments as provided in the Contingent Payment Regulations (iv) for purposes of the Contingent Payment Regulations, to treat the fair market value of any Common Stock received upon any conversion of the Securities as a contingent payment, and (v) the Company and each Holder will not take any position on a tax return inconsistent with clauses (i), (ii), or (iii) of this Section 4.08, unless required by applicable law.

          The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the Securities for U.S. federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amount payable on the Securities. A Holder may obtain the issue date, comparable yield and projected payment schedule (which schedule is attached as Exhibit E) by telephoning the Company’s Investor Relations Department at (201) 414-20002 or submitting a written request to: WebMD Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407, Attn: Investor Relations.

          On conversion of the Securities, that portion of accrued interest including accrued contingent interest with respect to the converted Securities shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Securities being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the conversion date and accrued and unpaid contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Securities being converted pursuant to the provisions hereof.

ARTICLE V

SUCCESSORS

     5.01 When Company May Merge, etc.

          The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another person unless such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the NASDAQ National Market prior to or upon giving effect to the transaction (provided, however, that in the case of a transaction where the surviving entity is organized under the laws of a foreign jurisdiction, the Company may not consummate the transaction without first (i) making provision for the satisfaction of its obligations to repurchase the Securities following a change in control, if any, (ii) amending the terms of the Securities to provide that, in the event the Company is required under the laws of such foreign jurisdiction (or any political subdivision thereof) to withhold or deduct amounts in respect of taxes from payments made to Securityholders on the Securities, the Company will pay, subject to certain standard exceptions, such additional amounts to the holders as may be necessary so that each Securityholder will receive the same amounts it would have received had no such withholding or deduction been required, and (iii) obtaining an opinion of tax counsel experienced in such matters to the effect that, under then existing United States federal income tax laws, there would be no material adverse tax consequences to Securityholders of the Securities resulting from such transaction); such person assumes by supplemental indenture all the obligations of the Company, under the Securities and this Indenture; and immediately after giving effect to the transaction, no Default or Event of Default shall exist under the terms of this Indenture.

          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel, which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default, stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

     5.02 Successor Substituted.

          Upon any consolidation or merger or transfer or lease of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor person formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

ARTICLE VI

DEFAULTS AND REMEDIES

     6.01 Events of Default.

          An “Event of Default” occurs if:

(i) the Company defaults in the payment of the principal amount, Redemption Price (including the Make Whole Payment portion of the Redemption Price, if any) or Repurchase Price with respect to any Security when the same becomes due and payable, whether on the Maturity Date, Redemption Date, the Repurchase Date, Change in Control Repurchase Date or otherwise, whether or not such payment shall be prohibited by the provisions of Article XI hereof;

(ii) the Company defaults in the payment of accrued and unpaid interest (including contingent interest, if any) or liquidated damages, if any, on any Security when the same becomes due and payable and such default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article XI hereof;

(iii) the Company fails to comply with any of its other agreements in the Securities or this Indenture and the default continues for the period and after the notice specified below;

(iv) the Company fails to provide a Change in Control Notice in accordance with Section 3.09;

(v) the Company or any of its Significant Subsidiaries defaults in the payment at the final maturity thereof, after the expiration of any applicable grace period, of principal of, or premium, if any, on indebtedness for money borrowed, other than Non-Recourse Indebtedness, in the aggregate principal amount then outstanding of $30,000,000 or more, or the acceleration of indebtedness for money borrowed in such aggregate principal amount so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such acceleration is not rescinded or such default is not cured within 30 business days after notice to the Company in accordance with this Indenture;

(vi) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors; or

(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt,

(B) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of the property of the Company or any such Significant Subsidiary, as the case may be, or

(C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries,

and the order or decree remains unstayed and in effect for 90 consecutive days.

          The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A default under Section 6.01(iii) above is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee of the default and the default is not cured within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of 25% in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a default is cured, it ceases.

     6.02 Acceleration.

          If an Event of Default (other than an Event of Default specified in Section 6.01(vi) or (vii) with respect to the Company) as to which the Trustee has received notice pursuant to the provisions of this Indenture occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(vi) or (vii) with respect to the Company occurs, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any order or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration and if all amounts due to the Trustee under Section 7.07 have been paid.

     6.03 Other Remedies.

          Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

     6.04 Waiver of Past Defaults.

          Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past Default or Event of Default and its consequences, except a default in the payment of the principal amount, accrued and unpaid interest (including contingent interest), if any, and liquidated damages, if any, any Redemption Price, any Repurchase Price or obligation to deliver Conversion Shares. When a Default or an Event of Default is waived, it is cured and ceases for every purpose of this Indenture.

     6.05 Control by Majority.

          The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     6.06 Limitation on Suits.

          Except as provided in Section 6.07, a Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

(i) the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

     6.07 Rights of Holders to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

          Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

     6.08 Collection Suit by Trustee.

          If an Event of Default specified in Section 6.01(i) or (i) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest (including contingent interest, if any) or liquidated damages, if any.

     6.09 Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

          The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     6.10 Priorities.

          If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: to holders of Senior Indebtedness to the extent required by Article XI;

          Third: to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

          Fourth: to the Company.

          The Trustee, upon prior written notice to the Company may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section 6.10.

     6.11 Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

ARTICLE VII

TRUSTEE

     7.01 Duties of Trustee.

(A) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(B) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(C) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(D) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(E) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     7.02 Rights of Trustee.

(A) Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

(B) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(D) The Trustee may consult with counsel (such counsel to be reasonably acceptable to the Company) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(E) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(F) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

(G) Except with respect to Section 6.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (1) any Default or Event of Default occurring pursuant to Sections 6.01(i) and 6.01(ii) or (2) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.04 and 4.07) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(H) The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(I) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

(J) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     7.03 Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

     7.04 Trustee’s Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

     7.05 Notice of Defaults.

          If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, the Trustee shall mail to each Securityholder a notice of the Default or Event of Default within 30 days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Securityholders.

     7.06 Reports by Trustee to Holders.

          Within 60 days after each May 15 beginning with May 15, 2004, the Trustee shall mail to each Securityholder if required by TIA § 313(a) a brief report dated as of such May 15 that complies with TIA § 313(c). In such event, the Trustee also shall comply with TIA § 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

     7.07 Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

          The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, bad faith or willful misconduct.

          To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

          The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive any resignation or removal of the Trustee.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vi) or (vii) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     7.08 Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign by so notifying the Company in writing 30 business days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged a bankrupt or an insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     7.09 Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

     7.10 Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

     7.11 Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE

     8.01 Termination of the Obligations of the Company.

          The Company may terminate all of its obligations under this Indenture if all Securities previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation or if:

(i) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption;

(ii) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay the principal or Redemption Price of and any unpaid and accrued interest on the Securities to maturity or redemption, as the case may be. Immediately after making the deposit, the Company shall give notice of such event to the Securityholders;

(iii) the Company has paid or caused to be paid all sums then payable by the Company to the Trustee hereunder as of the date of such deposit; and

(iv) the Company has delivered to the Trustee an opinion of counsel and an Officers’ Certificate stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with. The Company may make the deposit only during the one-year period and only if Article XI permits it.

However, the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.15, 2.16, 2.17, 4.01, 4.02, 7.07, 7.08 and Article VIII and Article X shall survive until the Securities are no longer outstanding. Thereafter the obligations of the Company in Sections 7.07 and 8.03 shall survive.

          After a deposit pursuant to this Section 8.01, the Trustee upon request shall acknowledge in writing the discharge of the obligations of the Company under the Securities and this Indenture, except for those surviving obligations specified above.

          In order to have money available on a payment date to pay the principal or Redemption Price of and any unpaid and accrued interest on the Securities, the U.S. Government Obligations shall be payable as to principal and any unpaid and accrued interest on or before such payment date in such amounts as will provide the necessary money.

          “U.S. Government Obligations” means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     8.02 Application of Trust Money.

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of the principal or Redemption Price of and any unpaid and accrued interest on the Securities. Money and securities so held in trust are not subject to the subordination provisions of Article XI.

     8.03 Repayment to Company.

          The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal, premium, Repurchase Price or Redemption Price of and any unpaid and accrued interest (including contingent interest, if any) or liquidated damages, if any, that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense and request of the Company, cause to be published once in a newspaper of general circulation in The City of New York or cause to be mailed to each Holder, notice stating that such money remains and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After repayment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee and the Paying Agent shall cease.

     8.04 Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Sections 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

     9.01 Without Consent of Holders.

          The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

(i) to evidence a successor to the Company and the assumption by that successor of the Company’s obligations under this Indenture and the Securities;

(ii) to evidence and provide for the acceptance of the appointment under this Indenture of a successor Trustee;

(iii) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company;

(iv) to secure the obligations of the Company in respect of the Securities;

(v) to make any changes or modifications to this Indenture necessary in connection with the registration of the Securities under the Securities Act and the qualification of the Indenture under the TIA;

(vi) to cure any ambiguity, inconsistency or other defect in this Indenture; or

(vii) to comply with Sections 5.01 and 10.12.

          Notwithstanding the foregoing, no supplemental indenture pursuant to the foregoing clauses (iii), (iv), (v) or (vi) may be entered into without the consent of the holders of a majority in principal amount of the Securities if such supplemental indenture would materially and adversely affect the interests of the Holders of the Securities.

     9.02 With Consent of Holders.

          The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. Subject to Section 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(i) reduce the rate of or change the time for payment of interest (including any contingent interest, if any) or any liquidated damages, if any, on any Security;

(ii) make any Security payable in money or securities other than as stated in such Security;

(iii) change the stated maturity of any Security;

(iv) reduce the principal amount, Redemption Price (including the Make Whole Payment portion of the Redemption Price) or Repurchase Price of any Security;

(v) make any change that adversely affects the right of a Holder to require the Company to repurchase a Security in accordance with Article III;

(vi) make any change that adversely affects the right to convert, or receive payment with respect to, any Security or the right to institute suit for the enforcement of any payment with respect to, or conversion of, any Security;

(vii) modify the provisions of Article XI hereof in a manner adverse to the Holders; or

(viii) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver.

            An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article XI of any holder of Senior Indebtedness unless the holders of such Senior Indebtedness pursuant to its terms consent to the change.

            Promptly after an amendment under Section 9.01 and this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

            It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

     9.03 Compliance with Trust Indenture Act.

            Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

     9.04 Revocation and Effect of Consents.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

          After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Securityholder unless it makes a change described in Section 9.02. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

     9.05 Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     9.06 Trustee Protected.

          The Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article IX that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel and an Officers’ Certificate that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to the Indenture.

ARTICLE X

CONVERSION

     10.01 Conversion Privilege; Restrictive Legends.

          Subject to the provisions of this Article X, a Holder of a Security may convert such Security into Common Stock (the shares of Common Stock issuable upon such conversion, the “Conversion Shares”), at the conversion rate then in effect, if any of the following conditions is satisfied:

(a)	during any Conversion Period prior to June 15, 2021, if the Sale Price for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the first day of such Conversion Period is greater than 120% of the Conversion Price on the first day of such Conversion Period;

(b)	at any time on or after June 15, 2021 through the business day immediately prior to the Maturity Date, if the Sale Price on any date on or after June 15, 2021 is greater than 120% of the then current Conversion Price;

(c)	during the five Trading Day period immediately following a period of five consecutive Trading Days in which the average of the Trading Prices (as determined following a request by a Holder of the Securities in accordance with the procedures set forth below in this Section 10.01) was less than 95% of the average Sale Price during such five Trading Day period multiplied by the then current conversion rate (the condition specified in this clause (c) being the “95% Trading Condition”);

(d)	the Security has been called for redemption by the Company pursuant to Section 3.01;

(e)	the Company (i) distributes rights, options or warrants referred to in Section 10.06(b) or (ii) makes a distribution referred to in Section 10.06(c) where the fair market value of such distribution per share of Common Stock (as determined by the Board of Directors of the Company, which determination shall be conclusive evidence of such fair market value) exceeds 10.0% of the Sale Price on the Trading Day immediately preceding the date of declaration of such distribution; or

(f)	(x) the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction pursuant to which the Common Stock is subject to conversion into shares of stock, other securities or property (including cash) pursuant to Section 10.12 and (y) the conversion of such Security occurs at any time from and after the date that is 15 days prior to the date of the anticipated effective time of such transaction until and including the date that is 15 days after the actual effective date of such transaction.

          Prior to June 15, 2021, in connection with the foregoing clause (a), the Conversion Agent shall, on the Company’s behalf, determine daily if the Securities are convertible pursuant to such clause (a) and, at the end of each Conversion Period, the Conversion Agent shall, promptly notify the Company and the Holders if the Securities are convertible in the immediately succeeding Conversion Period.

          Commencing on and after June 15, 2021, in connection with the foregoing clause (b), the Conversion Agent shall, on the Company’s behalf, determine daily if the Securities are convertible pursuant to such clause (b), and the Conversion Agent shall promptly notify the Company and the Holders if the Securities are convertible pursuant to such clause (b). On and after such date that the Securities shall have become convertible pursuant to such clause (b), the Securities shall remain convertible through the business day prior to the Maturity Date.

          In the case of the foregoing clauses (e)(i) and (ii), the Company must notify the Holders at least 20 days prior to the ex-dividend date for such issuance or distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the business day prior to the ex-dividend date or the Company’s announcement that such issuance or distribution will not take place. This provision shall not apply if the Holder of a Security otherwise participates in the distribution without conversion.

          The “ex-dividend date” for any such issuance or distribution means the date immediately prior to the commencement of “ex-dividend” trading for such issuance or distribution on the NASDAQ National Market or the principal U.S. exchange or quotation system on which the Common Stock on which the Common Stock is then listed or quoted.

          The number of shares of Common Stock issuable upon conversion of each $1,000 principal amount of Securities shall be equal to the “conversion rate.” The initial conversion rate is 64.9773 shares of Common Stock per $1,000 principal amount of Securities, or an effective initial Conversion Price of approximately $15.39 per share). The conversion rate is subject to adjustment in accordance with Sections 10.06 through 10.12.

          A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

          If a Security is called for redemption pursuant to Section 3.01, the right to convert such Security shall terminate at the close of business on the business day before the Redemption Date for such Security (unless the Company shall default in making the redemption payment then due, in which case the conversion right shall terminate on the date such default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered an Option of Holder to Elect Repurchase Notice pursuant to Section 3.08 or Section 3.09 exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such notice is withdrawn in accordance with Section 3.11.

          A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock and, upon such conversion, only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article X.

          The “Trading Price” per $1,000 in principal amount of Securities on any date of determination means the average of the secondary market bid quotations per $1,000 in principal amount of Securities obtained by the Trustee for $5,000,000 in principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company; provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can be reasonably obtained by the Trustee, then such one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 in principal amount of Securities from a nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price will equal (a) the applicable conversion rate multiplied by (b) the Sale Price on such determination date. The Trustee will determine the Trading Price after being requested to do so by the Company. The Company shall have no obligation to make that request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities may be less than 95% of the Sale Price multiplied by the then current conversion rate. If a Holder provides such evidence, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day (i) for 30 Trading Days or (ii) until the date that the average Trading Price per $1,000 principal amount of Securities for any five consecutive Trading Days is equal to or greater than 95% of the average Sale Price during such five consecutive Trading Days multiplied by the then current conversion rate, whichever is earlier.

          Any shares issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of (i) the issue date for the Securities, (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof).

     10.02 Conversion Procedure.

          To convert a Security, a Holder must satisfy the requirements in Paragraph 10 of the Securities. The date on which the Holder satisfies all those requirements is the “conversion date.” As promptly as practicable following the conversion date, the Company shall deliver to the Holder through the Trustee (who shall deliver to the Conversion Agent) a certificate for, or a book-entry notation of, the number of full shares of Common Stock issuable upon the conversion and Cash in lieu of any fractional share. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date.

          Except as described below, no payment or adjustment will be made for accrued interest (including contingent interest, if any) on, or liquidated damages, if any, with respect to, a converted Security or for dividends or distributions on any shares of Common Stock issued on or prior to conversion (provided that the shares of Common Stock received upon conversion of Securities shall accrue liquidated damages, if any, and shall be entitled to receive, at the next interest payment date, any accrued and unpaid liquidated damages with respect to the converted Securities, in accordance with the terms and subject to the conditions set forth in the Registration Rights Agreement). Delivery by the Company to the Holder of the Security converted of the number of shares of Common Stock into which the Security is convertible, at the Conversion Price in effect at such time, shall satisfy the obligations of the Company to pay the principal amount of such Security being converted and the accrued but unpaid interest on such Security through the conversion date; any such accrued but unpaid interest shall be deemed to be paid in full rather than canceled, extinguished or forfeited. The conversion rate in effect at any time will be adjusted only in accordance with Section 10.06 through 10.12; the conversion rate will not be adjusted to account for accrued interest.

          If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the immediately succeeding interest payment date, then, notwithstanding such conversion, the interest (including contingent interest, if any) or liquidated damages, if any, payable on such interest payment date shall be paid to the Holder of such Security on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest (including contingent interest, if any) or liquidated damages, if any, payable on such interest payment date on the portion so converted; provided, further, however, that such payment to the Conversion Agent described in the immediately preceding proviso shall not be required in connection with any conversion of a Security called for redemption pursuant to Section 3.01 hereof on a Redemption Date that is from and including the record date for the payment of interest and on or before the next succeeding interest payment date.

          If on the day before the conversion date of a Security pursuant to the 95% Trading Condition the Sale Price is greater than the Conversion Price but less than or equal to 120% of such Conversion Price, the Company may elect to pay to the Holder of such Security, in lieu of issuance of Conversion Shares based on the Conversion Price, Cash or Common Stock or a combination of Cash and Common Stock, at the Company’s option, with a value equal to 100% of the principal amount of the Security surrendered for conversion as of such conversion date (a “Principal Value Conversion”). The Company shall notify the surrendering Holder of any Security whose conversion is a Principal Value Conversion and the Trustee (such notice being a “Principal Value Conversion Notice”) of such Principal Value Conversion by the second Trading Day following the conversion date for such conversion and whether the Company shall pay to such Holder all or a portion of the principal amount of such Security in Cash, Common Stock or a combination of Cash and Common Stock and, if a combination, the percentages of the principal amount in respect of which it will pay in Cash or Common Stock. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid upon a Principal Value Conversion once the Company has given its Principal Value Conversion Notice to the Holder surrendering such Security whose conversion is a Principal Value Conversion. Any Common Stock to be delivered upon a Principal Value Conversion shall be valued at the average Sale Price for the five consecutive Trading Days ending on or prior to the third Trading Day preceding the conversion date. The Company shall pay any portion of the principal amount to be paid in Cash in a Principal Value Conversion on or prior to the third Trading Day after the conversion date. With respect to any portion of the principal amount to be paid in Common Stock in a Principal Value Conversion, the Company shall deliver the Common Stock to the Holder of the Security surrendered for conversion in such Principal Value Conversion on or prior to the fourth Trading Day following the conversion date.

          If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

          Upon surrender of a Security that is converted in part the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

          If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

     10.03 Fractional Shares.

          The Company will not issue fractional shares of Common Stock upon conversion of Securities. Instead, the Company will pay Cash for all fractional shares based on the Sale Price at the close of business on the last Trading Day prior to the conversion date. The Sale Price of a fractional share shall be determined to the nearest 1/1,000th of a share, by multiplying the applicable Sale Price of a full share by the fractional amount and rounding to the nearest whole cent. It is understood that if a Holder elects to have more than one Security converted, the number of shares of Common Stock issuable upon conversion and the Cash payment in lieu of fractional shares shall be based on the aggregate principal amount of Securities converted.

     10.04 Taxes on Conversion.

          If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any withholding tax required by law.

     10.05 Company to Provide Stock.

          The Company shall reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion of all of the Securities.

          All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and nonassessable.

          The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and will endeavor to list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed or quoted.

     10.06 Adjustment of Conversion Rate.

          The conversion rate shall be subject to adjustment from time to time as follows:

(a) In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all or substantially all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock or (5) reclassify its outstanding Common Stock, the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common

Stock which he would have owned immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this Section 10.06(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification.

(b) In case the Company shall issue rights, options or warrants to all or substantially all holders of Common Stock, as the case may be, entitling them (for a period commencing no earlier than the record date for the determination of Holders of Common Stock entitled to receive such rights, options or warrants and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock), at a price per share less than the then current market price (as determined pursuant to Section 10.06(g) below) per share of Common Stock on such record date, the conversion rate shall be increased by multiplying the conversion rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock so offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price. Such adjustments shall become effective immediately after such record date.

(c) In case the Company shall distribute to all or substantially all holders of Common Stock shares of capital stock of the Company other than Common Stock, evidences of indebtedness, cash or other assets (other than cash dividends out of current or retained earnings) or shall distribute to all or substantially all holders of Common Stock rights, options or warrants to subscribe for securities (in each case other than those referred to in Section 10.06(a) and (b) above and Section 10.06(d) and (e) below), then in each such case the conversion rate shall be increased by multiplying the conversion rate in effect immediately prior to the close of business on the record date for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the current market price per share of Common Stock (determined as provided in Section 10.06(g) below) on such date and the denominator shall be such current market price less the fair market value (as determined by the Board of Directors whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, cash and other assets to be distributed or of such subscription rights, options or warrants applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date. Notwithstanding the foregoing, in the event that the Company shall distribute rights, options or warrants (other than those referred to in Section 10.06(b) above) (“Rights”) pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 10.06(c), make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the Conversion Shares, a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the “Distribution Date”), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

(d) In case the Company shall make a distribution consisting exclusively of cash to all or substantially all holders of Common Stock, then the conversion rate shall be increased by multiplying the conversion rate in effect immediately prior to the close of business on the record date for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the current market price per share of Common Stock (determined as provided in Section 10.06(g) below) on such date and the denominator shall be such current market price less the amount of cash to be distributed per share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date; provided, however, that after June 20, 2010, the conversion rate shall be so adjusted only if the amount of cash being distributed per share of Common Stock, combined together with all other such cash distributions made within the preceding 12 months in respect of which no adjustment has been made under this Section 10.06, is greater than the amount of interest (exclusive of any contingent interest or liquidated damages) paid during the preceding 12 months on the principal amount of Securities that would be convertible into one share of Common Stock, based on the conversion rate in effect on such record date.

(e) In case a repurchase (including by way of tender offer or exchange offer) made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such repurchase (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the repurchase) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

(1)	the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such repurchase, of other consideration payable in respect of any other tender offers, exchange offers or other repurchases, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such repurchase and in respect of which no adjustment pursuant to this Section 10.06 has been made; and

(2)	the aggregate amount of any distributions to all or substantially all holders of the Company’s Common Stock made exclusively in cash within the 12 months preceding the expiration of such repurchase and in respect of which no adjustment pursuant to Section 10.06 has been made, exceeds 10% of the product of (x) the current market price per share (as determined in accordance with Section 10.06(g)) as of the last time (the “Expiration Time”) tenders, exchanges or other repurchases could have been made pursuant to such repurchase (as it may be amended) and (y) the number of shares of Common Stock outstanding (including any tendered shares, exchanged shares or repurchased shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the conversion rate shall be adjusted by multiplying the conversion rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

(i) the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer, exchange offer or other repurchase offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price of the Common Stock as of the Expiration Time; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered, exchanged or repurchased shares) at the Expiration Time multiplied by the current market price of the Common Stock as of the Expiration Time.

Such adjustment (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such repurchase, but the Company is permanently prevented by applicable law from effecting any such repurchase or all such repurchase are rescinded, the conversion rate shall again be adjusted to be the conversion rate which would then be in effect if such repurchase had not been made. If the application of this Section 10.06(e) to any repurchase (including by way of tender offer or exchange offer) would result in a decrease in the conversion rate, no adjustment shall be made for such repurchase under this Section 10.06(e).

(f) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company, from time to time and to the extent permitted by law, may increase the conversion rate by any amount for at least 20 days or such longer period as may be required by law, if the Board of Directors of the Company has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company, provided that the effective Conversion Price is not less than the par value of a share of Common Stock. The Company shall give notice to the

Trustee and cause notice of such increase to be mailed to each Holder at such Holder’s address as the same appears on the registry books of the Registrar, at least 15 days prior to the date on which such increase commences. Any increase, however, will not be taken into account for purposes of determining whether the Sale Price equals or exceeds the Conversion Price by 105% in connection with an event that otherwise would be a Change in Control. Such conversion rate increase shall be irrevocable during such period.

(g) For the purpose of any computation under subsections (a), (b), (c), (d) and (e) above of this Section 10.06, the current market price per share of Common Stock on the date fixed for determination of the stockholders entitled to receive the issuance or distribution requiring such computation (the “Determination Date”) shall be deemed to be the average of the Sale Price for the ten consecutive Trading Days immediately preceding the Determination Date; provided, however, that (i) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion rate pursuant to subsection (a), (b), (c), (d) or (e) above occurs on or after the tenth Trading Day prior to the Determination Date and prior to the “ex” date for the issuance or distribution requiring such computation, the Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Sale Price by the reciprocal of the fraction by which the conversion rate is so required to be adjusted as a result of such other event, (ii) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion rate pursuant to subsection (a), (b), (c), (d) or (e) above occurs on or after the “ex” date for the issuance or distribution requiring such computation and on or prior to the Determination Date, the Sale Price for each business day on and after the “ex” date for such other event shall be adjusted by multiplying such Sale Price by the same fraction by which the conversion rate is so required to be adjusted as a result of such other event, and (iii) if the “ex” date for the issuance or distribution requiring such computation is on or prior to the Determination Date, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Sale Price for each Trading Day on and after the “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for the purposes of this Section 10.06, whose determination shall be conclusive and described in a Resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or other securities or assets being distributed (in the distribution requiring such computation) applicable to one share of Common Stock as of the close of business on the day before such “ex” date. For the purpose of any computation under subsection (e) of this Section 10.06, the current market price per share of Common Stock at the expiration time for the repurchase requiring such computation shall be deemed to be the average of the Sale Price for the ten consecutive Trading Days commencing on the business day immediately following the expiration time of such repurchase (the “Commencement Date”); provided, however, that if the “ex” date for any event (other than the repurchase requiring such computation) that requires an adjustment to the conversion rate pursuant to subsection (a), (b), (c), (d) or (e) above occurs on or after the expiration time for the repurchase requiring such computation and prior to the day in question, the Sale Price for each Trading Day on or after the “ex” date for such other event shall be adjusted by multiplying such Sale Price by the same fraction by which the conversion rate is so required to be adjusted as a result of such other event.

For purposes of this subsection, the term “ex” date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any repurchase means the first date on which the Common Stock trades regular way on such exchange or in such market after the expiration time of such repurchase (as it may be amended or extended).

     10.07 No Adjustment.

          No adjustment in the conversion rate shall be required until cumulative adjustments amount to 1% or more of the conversion rate as last adjusted; provided, however, that any adjustments which by reason of this Section 10.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article X shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Common Stock.

          If any rights, options or warrants issued by the Company as described in Section 10.06 are only exercisable upon the occurrence of certain triggering events, then the conversion rate will not be adjusted as provided in Section 10.06 until the earliest of such triggering event occurs. Upon the expiration or termination of any rights, options or warrants without the exercise of such rights, options or warrants, the conversion rate then in effect shall be adjusted immediately to the conversion rate which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          No adjustment need be made for a transaction referred to in this Article X if Securityholders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

     10.08 Other Adjustments.

          In the event that, as a result of an adjustment made pursuant to Section 10.06 hereof, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the conversion rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.

10.09 Adjustments for Tax Purposes.

          The Company may make such increases in the conversion rate, in addition to those required by Section 10.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders will not be taxable to the recipients thereof.

     10.10 Notice of Adjustment.

          Whenever the conversion rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

     10.11 Notice of Certain Transactions.

          In the event that:

(1) the Company takes any action which would require an adjustment in the conversion rate;

(2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12; or

(3) there is a dissolution or liquidation of the Company;

a Holder of a Security may wish to convert such Security into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a notice stating the proposed record or effective date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 10.11. The Company shall mail such notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 10.11.

     10.12 Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege.

          If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock, or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance by a holder of the number of shares of Common Stock, deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments of the conversion rate that shall be as nearly equivalent as may be practicable to the adjustments of the conversion rate provided for in this Article X. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 10.06 hereof, to receive Rights upon conversion of a Security. If, in the case of any such consolidation, merger, binding share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, binding share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provision of this Section 10.12 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales or conveyances. This Section 10.12 shall not apply to any consolidation, merger, binding share exchange, sale or conveyance of all or substantially all of the property or business of the Company as an entirety that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock.

          In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance and any adjustment to be made with respect thereto.

     10.13 Trustee’s Disclaimer.

          The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article X.

          The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.12 hereof.

ARTICLE XI

SUBORDINATION

     11.01 Agreement to Subordinate.

          The Company agrees, and each Securityholder by accepting a Security agrees, that the payment of all amounts due with respect to the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness.

          Money and securities held in trust pursuant to Article VIII are not subject to the subordination provisions of this Article XI.

     11.02 Certain Definitions.

          “Indebtedness” means, with respect to any person, the principal of, and premium, if any, and interest on (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities sold by such person for money), (b) all obligations incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets (except trade payables), (c) guarantees by such person of indebtedness described in clause (a) or (b) of another person, (d) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee, (e) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (f) all capital lease obligations of such person and (g) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person.

          “Representative” means the Trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

          “Senior Indebtedness” means all Indebtedness of the Company outstanding at any time, except the Securities, Indebtedness that by its terms provides that it shall not be “senior” in right of payment to the Securities or Indebtedness that by its terms provides that it shall be “pari passu” or “junior” in right of payment to the Securities. Senior Indebtedness does not include Indebtedness of the Company to any of its subsidiaries or the Company’s 3¼% Convertible Subordinated Notes due 2007.

     11.03 Liquidation; Dissolution; Bankruptcy.

          Upon any distribution of assets to creditors of the Company in a liquidation, winding up or dissolution of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(i) holders of Senior Indebtedness shall be entitled to receive payment in full of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Indebtedness before Securityholders shall be entitled to receive any payment from the Company of amounts due with respect to the Securities (other than cash payments due upon conversion of Securities in lieu of fractional shares); and

(ii) until the Senior Indebtedness is paid in full, any distribution to which Securityholders would be entitled from the Company but for this Article XI shall be made to holders of Senior Indebtedness, as their interests may appear, except the Securityholders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities and payments made pursuant to Sections 8.01 and 8.02.

     11.04 Company Not To Make Payments with Respect to Securities in Certain Circumstances.

          No payment of amounts due may be made by the Company, directly or indirectly, with respect to the Securities (including any repurchase pursuant to the exercise of the Repurchase Right or the Change in Control Repurchase Right, but excluding Cash payments due upon conversion in lieu of fractional shares) or to acquire any of the Securities at any time if a default in payment of the principal of or premium, if any, or interest on Senior Indebtedness exists beyond any applicable grace period, unless and until such default shall have been cured or waived or shall have ceased to exist. During the continuance of any default with respect to any Senior Indebtedness pursuant to which any Senior Indebtedness has been issued (other than default in payment of the principal of or premium, if any, or interest on any Senior Indebtedness), permitting the holders thereof to accelerate the maturity thereof, no payment may be made by the Company, directly or indirectly, of any amount due with respect to the Securities (a “Payment Blockage”) until the earlier of (i) the date on which such default has been cured or waived, (ii) 180 days following receipt of written notice (a “Payment Blockage Notice”) to the Company from any holder or holders thereof or its Representative or Representatives or the trustee or trustees under any indenture under which any instrument evidencing any such Senior Indebtedness may have been issued, that such a default has occurred and is continuing, (iii) the date on which such Senior Indebtedness is discharged or paid in full or (iv) the date of which the imposition of such Payment Blockage shall have been terminated by written notice to such trustee or the Company from such trustee or other representative initiating such Payment Blockage. Notwithstanding the foregoing, no new Payment Blockage Notice shall be given until a period of at least 365 consecutive days shall have elapsed since the beginning of the prior Payment Blockage period. No default (other than a default in payment) that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be the basis for any subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 consecutive days. However, if the maturity of such Senior Indebtedness is accelerated, no payment may be made by the Company on the Securities until such Senior Indebtedness that has matured has been paid or such acceleration has been cured or waived.

          Regardless of anything to the contrary herein, nothing shall prevent (a) any payment by the Trustee to the Securityholders of amounts deposited with it pursuant to Article VIII or (b) any payment by the Trustee or the Paying Agent as permitted by Section 11.12. Nothing contained in this Article XI will limit the right of the Trustee or the Securityholders to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

     11.05 Acceleration of Securities.

          If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

     11.06 When Distribution Must Be Paid Over.

          In the event that the Company shall make any payment to the Trustee with respect to the Securities at a time when such payment is prohibited by Section 11.03 or 11.04, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          If a distribution is made to Securityholders, that because of this Article XI should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

     11.07 Notice by Company.

          The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any amount due with respect to the Securities to violate this Article XI, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article XI.

     11.08 Subrogation.

          After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness of the Company ranking pari passu with the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article XI to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

     11.09 Relative Rights.

          This Article XI defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

(i) impair, as between the Company, on the one hand, and Securityholders, on the other hand, the obligation of the Company, which is absolute and unconditional, to pay all amounts due with respect to the Securities in accordance with their terms;

(ii) affect the relative rights of Securityholders and creditors of the Company other than holders of Senior Indebtedness; or

(iii) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

          Upon any distribution of assets of the Company referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders of the Securities shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI. Nothing contained in this Article XI or elsewhere in this Indenture or in any Security is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in Section 11.04 (not cured or waived), payments at any time of all amounts due with respect to the Securities.

     11.10 Subordination May Not Be Impaired by Company.

          No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

     11.11 Distribution or Notice to Representative.

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives.

     11.12 Rights of Trustee and Paying Agent.

          The Trustee or Paying Agent may continue to make payments on the Securities until it receives written notice of facts that would cause a payment of amounts due with respect to the Securities to violate this Article XI. Only the Company or a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give the notice.

          The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person who is a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article XI, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such person to receive such payment.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Securityholders or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XI or otherwise.

     11.13 Officers’ Certificate.

          If there occurs an event referred to in Section 11.03 or 11.04, the Company shall promptly give to the Trustee an Officers’ Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness or their Representatives and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers’ Certificate is being delivered to the Trustee.

     11.14 Not to Prevent Events of Default.

          The failure to make any payment due with respect to the Securities by reason of any provision of this Article XI shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

ARTICLE XII

MISCELLANEOUS

     12.01 Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

     12.02 Notices.

          Any notice or communication by the Company or the Trustee to one or both of the others is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other parties’ addresses stated in this Section 12.02. The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to a Securityholder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

          If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Securityholders, it shall mail a copy to the other and to the Trustee and each Agent at the same time.

          All notices or communications shall be in writing.

          The Company’s address is:

WebMD Corporation 669 River Drive, Center 2 Elmwood Park, New Jersey 07407-1361 Facsimile: (201) 703-3401 Attention: Executive Vice President—Chief Financial Officer

          The Trustee’s address is:

The Bank of New York 101 Barclay Street, Floor 8 W New York, NY 10286 Facsimile: (212) 815-5704 Attention: Corporate Trust Administration

     12.03 Communication by Holders with Other Holders.

          Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

     12.04 Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Each signer of an Officers’ Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

     12.05 Statements Required in Certificate or Opinion.

          Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     12.06 Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

     12.07 Legal Holidays.

          A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or in the city in which the Trustee or the applicable agent administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

          A “business day” is a day other than a Legal Holiday.

     12.08 No Recourse Against Others.

          No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     12.09 Duplicate Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

     12.10 Governing Law.

          The laws of the State of New York shall govern this Indenture and the Securities.

     12.11 No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     12.12 Successors.

          All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

     12.13 Separability.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

     12.14 Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

WEBMD CORPORATION

By:	/s/ KIRK G. LAYMAN Name: Kirk G. Layman Title: Executive Vice President, Administration and Acting Chief Financial Officer

THE BANK OF NEW YORK

By:	/s/ MARIE E. TRIMBOLI Name: Marie E. Trimboli Title: Assistant Vice President

EXHIBIT A

[Face of Security]

WEBMD CORPORATION

[Certificate No.          ]

[INSERT PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND AS REQUIRED]

1.75% Convertible Subordinated Note due June 15, 2023
CUSIP No.

     WEBMD CORPORATION, a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of                  Dollars ($                  ) on June 15, 2023, and to pay interest (including contingent interest, if any) and liquidated damages, if any, thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for. The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Indebtedness as set forth in the Indenture referred to on the reverse side hereof.

     Interest Payment Dates: June 15 and December 15, with the first payment to be made on December 15, 2003.

     Record Dates: June 1 and December 1 immediately preceding each Interest Payment Date.

     The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

     IN WITNESS WHEREOF, WEBMD CORPORATION has caused this instrument to be duly signed.

WEBMD CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred
to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE OF SECURITY]

WEBMD CORPORATION

1.75% Convertible Subordinated Note due June 15, 2023

     1.     Interest. WebMD Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year, with the first payment to be made on December 15, 2003, to the Holders of record on the immediately preceding June 1 and December 1, respectively, whether or not such day is a business day. Interest on the Securities will accrue on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from June 25, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will not be required to make any interest payment on the Securities (including contingent interest, if any) or liquidated damages, if any, on any day that is not a business day until the next succeeding business day. Such interest payment made on the next succeeding business day will be treated as though it were paid on the original due date and no interest will accrue on the payment for the additional period of time.

     The Company shall pay contingent interest to the Holders during the period from June 20, 2010 to December 14, 2010 and during any period from December 15 to June 14 and from June 15 to December 14 thereafter (each, a “Contingent Interest Period”) if the average Trading Price per $1,000 principal amount of Securities for the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable Contingent Interest Period equals 120% or more of the $1,000 principal amount of such Securities. The amount of contingent interest payable per $1,000 principal amount of Securities in respect of any Contingent Interest Period shall equal 0.25% per annum of the average Trading Price of such Securities for the five Trading Days ending on the second Trading Day immediately preceding such Contingent Interest Period. Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the start of such Contingent Interest Period, the Company will provide notice to the Trustee setting forth the amount of contingent interest per $1,000 principal amount of Securities and disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases. The Company will pay contingent interest, if any, in the same manner as it will pay interest as described above.

     2.     Maturity. The Notes will mature on June 15, 2023.

     3.     Method of Payment. The Company will pay interest on the Securities (except defaulted interest), including contingent interest, if any, and liquidated damages, if any, to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security immediately preceding the applicable interest payment date. Liquidated damages, if any, would be paid in accordance with the terms and subject to the conditions set forth in the Registration Rights Agreement. Holders must surrender Securities to a Paying Agent to collect the principal, Redemption Price or Repurchase Price of the Securities. The Company will pay all amounts due with respect to the Securities in money of the United

States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest (including contingent interest, if any), liquidated damages, if any, the Redemption Price, Repurchase Price, the premium, if any, and the principal amount at maturity, as the case may be, by check or wire payable in such money; provided, however, that a Holder holding Securities with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

     4.     Paying Agent, Registrar, Conversion Agent. Initially, The Bank of New York (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice. The Company may act as Paying Agent.

     5.     Indenture; Ranking. The Company issued the Securities under an Indenture, dated as of June 25, 2003 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “Act”) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured subordinated obligations of the Company limited to $300,000,000 aggregate principal amount ($350,000,000 if the Initial Purchaser (as defined in the Indenture) has elected to exercise its option to purchase an additional $50,000,000 of the Securities), except as otherwise provided in Section 2.07 of the Indenture. The Securities rank equal in right of payment to the Company’s 3¼% Convertible Subordinated Notes due 2007. Terms used and not otherwise defined herein that are defined in the Indenture have the meanings assigned to them in the Indenture.

     6.     Redemption by the Company. The Securities are not redeemable by the Company prior to June 15, 2008. Beginning June 15, 2008 and prior to June 20, 2010, the Securities will be redeemable at the option of the Company, in whole or in part, at the Redemption Price, plus accrued and unpaid interest (including contingent interest, if any) and liquidated damages, if any, thereon up to, but not including, the Redemption Date for such Securities if (1) the Sale Price has exceeded 125% of the Conversion Price for at least 20 Trading Days in any consecutive period of 30 Trading Days ending on the Trading Day prior to the mailing of the notice of redemption described in Paragraph 7 below and (2) the shelf registration statement covering resales of the Securities and the Common Stock into which the Securities are convertible is effective and available for use and is expected to remain effective and available for use for the 30 days following such Redemption Date, unless registration is no longer required pursuant to the terms of the Registration Rights Agreement.

     At any time on and after June 20, 2010 through the business day immediately prior to the Maturity Date, the Securities will be redeemable, at the option of the Company, in whole or in part, at the Redemption Price, plus accrued and unpaid interest (including contingent interest, if any) and liquidated damages, if any, thereon up to but not including the Redemption Date for such Securities.

     7.     Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in positive integral multiples of $1,000 principal amount. On and after the Redemption Date interest (including contingent interest, if any) and liquidated damages, if any, cease to accrue on Securities or portions of them called for redemption.

     8.     Repurchase at Option of Holder. Each Holder shall have the right (the “Repurchase Right”), at the Holder’s option, to require the Company to repurchase in Cash in accordance with the provisions of this Paragraph 8 of such Holder’s Securities, or a portion thereof which is $1,000 in principal amount or any positive integral multiple thereof, on June 15, 2010, June 15, 2013 and June 15, 2018 (each, a “Repurchase Date”) at the Repurchase Price plus accrued and unpaid interest (including contingent interest, if any) and liquidated damages, if any, thereon, up to but not including the Repurchase Date; provided that if the Repurchase Date is on or after an interest record date but on or prior to the related interest payment date, interest (including contingent interest, if any) and liquidated damages, if any, will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date. To exercise a Repurchase Right, a Holder shall deliver an Option of Holder to Elect Repurchase Notice as required by the Indenture, together with the Securities subject thereto, at any time from the opening of business on the date that is 30 business days prior to the Repurchase Date until the close of business on the fifth business day prior to the Repurchase Date, as set forth in the Indenture.

     9.     Repurchase Upon a Change in Control. Upon any Change in Control (as defined below) with respect to the Company, each Holder shall have the right (the “Change in Control Repurchase Right”), at the Holder’s option, subject to the rights of the holders of Senior Indebtedness under Article XI of the Indenture, to require the Company to repurchase all of such Holder’s Securities, or a portion thereof which is $1,000 in principal amount or any positive integral multiple thereof, on the date (the “Change in Control Repurchase Date”) that is 30 business days after the date of the Change in Control Notice (as defined below) at the Repurchase Price set forth in Paragraph 8 above, plus accrued and unpaid interest (including contingent interest, if any) and liquidated damages, if any, to, but not including, the Change in Control Repurchase Date. At the option of the Company, the Repurchase Price for Securities the Company is required to repurchase pursuant to a Change in Control may be paid in Cash, Common Stock or a combination of both, subject to certain conditions as set forth in the Indenture.

     Within 30 days after the occurrence of a Change in Control of the Company, the Company shall mail to all Holders of record of the Securities a notice (the “Change in Control Notice”) of the occurrence of such Change in Control and the Change in Control Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Change in Control Notice to the Trustee and shall disseminate a copy via a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases. To exercise the Change in Control Repurchase Right, a

Holder of Securities must deliver on or before the close of business on the 30th day after the date of the Change in Control Notice irrevocable written notice to the Trustee, or to a Paying Agent designated by the Company for such purpose in the Change in Control Notice, in the form of the Option of Holder to Elect Repurchase Notice on the back of the Security, of the Holder’s exercise of such right together with the Securities with respect to which the right is being exercised, duly endorsed for transfer.

               A “Change in Control” of the Company shall be deemed to have occurred at such time as:

(i) any person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s capital stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s capital stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or

(ii) the conveyance, sale transfer or lease by the Company of all or substantially all of its assets to another person.

However, a Change in Control will not be deemed to have occurred if:

(X)	the Sale Price for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of capital stock, or the period of ten consecutive Trading Days ending immediately before the Change in Control, in the case of a Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Conversion Price of the Securities in effect on each of those five Trading Days; or

(Y)	all or substantially all (but in no event less than 90%) of the consideration, excluding Cash payments for fractional shares of Common Stock and Cash payments made pursuant to dissenters’ appraisal rights, in a merger or consolidation otherwise constituting a Change in Control in the preceding paragraph consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the NASDAQ National Market, or will be so traded or quoted immediately following such merger or consolidation, and as a result of such merger or consolidation the Securities become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests.

For purposes of this “Change in Control” definition:

(1)	whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act; and

(2)	a “person” includes any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

     10.     Conversion. Subject to the provisions of Article X of the Indenture, a Holder of a Security may convert such Security into shares of Common Stock of the Company if any of the conditions specified in paragraphs (a) through (f) of Section 10.01 of the Indenture is satisfied. The initial conversion rate is 64.9773 shares of Common Stock per $1,000 principal amount of Securities, or an effective initial Conversion Price of approximately $15.39 per share, subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver Cash in lieu of any fractional share.

     To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) if required by Article X of the Indenture, pay the amount of interest (including contingent interest, if any) and liquidated damages, if any, the Holder may be paid and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or a positive integral multiple of $1,000 principal amount.

     Any shares issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of (i) the issue date for the Securities, (ii) the last date on which the Company or any Affiliate of the Company was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the Opinion of Counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

     11.     Subordination. The Securities are subordinated in right of payment, in the manner and to the extent set forth in Article XI of the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

     12.      Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 principal amount and positive integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part, except the unredeemed portion of Securities to be redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption of the Securities selected to be redeemed and in certain other circumstances provided in the Indenture.

     13.     Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

     14.     Merger or Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another person unless such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the NASDAQ National Market prior to or upon giving effect to the transaction (provided, however, that in the case of a transaction where the surviving entity is organized under the laws of a foreign jurisdiction, the Company may not consummate the transaction without first (i) making provision for the satisfaction of its obligations to repurchase the Securities following a Change in Control, if any, (ii) amending the terms of the Securities to provide that, in the event the Company is required under the laws of such foreign jurisdiction (or any political subdivision thereof) to withhold or deduct amounts in respect of taxes from payments made to Securityholders on the Securities, the Company will pay, subject to certain standard exceptions, such additional amounts to the holders as may be necessary so that each Securityholder will receive the same amounts it would have received had no such withholding or deduction been required, and (iii) obtaining an opinion of tax counsel experienced in such matters to the effect that, under then existing United States federal income tax laws, there would be no material adverse tax consequences to Securityholders of the Securities resulting from such transaction); such person assumes by supplemental indenture all the obligations of the Company, under the Securities and this Indenture; and immediately after giving effect to the transaction, no Default or Event of Default shall exist.

     15.     Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented, with the consent of the Trustee, to cure any ambiguity, inconsistency or other defect in the Indenture; to comply with Sections 5.01 and 10.12 of the Indenture; to evidence a successor to the Company and the assumption by that successor of the Company’s obligations under the Indenture and the Securities; to evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee; to make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act and the qualification of the Indenture under the TIA; to secure the obligations of the Company in respect of the Securities; or to add to covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company.

     16.     Defaults and Remedies. An Event of Default includes the occurrence of those events set forth in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in Section 6.01(vi) or (vii)

of the Indenture with respect to the Company occurs, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Company must furnish an annual compliance certificate to the Trustee.

     17.     Registration Rights. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement (as defined in the Indenture). The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

     18.     Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     19.     No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     20.     Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     21.     Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

     THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

WebMD Corporation 669 River Drive, Center 2 Elmwood Park, New Jersey 07407-1361 Attention: Executive Vice President—Chief Financial Officer

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.
Signature Guarantee:

               In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer and confirms that this Security is being transferred:

[Check One]

(1)       to the Company or any subsidiary thereof; or

(2)       pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)       pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(4)       pursuant to an effective registration statement under the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

     ☐     The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for two years following the date of the transfer).

               Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

               If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive officer

CONVERSION NOTICE

To convert this Security into Common Stock, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$ __________________

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Dated:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

OPTION OF HOLDER TO ELECT REPURCHASE NOTICE

Certificate No. of Security: ___________

     If you want to elect to have this Security purchased by the Company pursuant to Section 3.08 of the Indenture, check the box: ☐

     If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box: ☐

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.08 or Section 3.09 of the Indenture, as the case may be, state the principal amount:

$ __________________________________
(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY1

     The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

		Amount of	Principal amount
	Amount of	increase in	of this Global	Signature or
	decrease in	Principal	Security	authorized
	Principal amount	amount of this	following such	signatory of
	of this Global	Global	decrease (or	Trustee or Note
Date of Exchange	Security	Security	increase)	Custodian

[1]	This is included in Global Securities only.

1

EXHIBIT B-1

FORM OF PRIVATE PLACEMENT LEGEND

THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986,AS AMENDED, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE ISSUER’S “COMPARABLE YIELD” FOR U.S. FEDERAL INCOME TAX PURPOSES. PURSUANT TO SECTION 4.08 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR U.S. FEDERAL INCOME TAX PURPOSES, (I) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE “CONTINGENT PAYMENT REGULATIONS”), AND, FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON STOCK RECEIVED BY A BENEFICIAL HOLDER

B-1-1

UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT AND (II) TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THE NOTES. THE COMPANY’S DETERMINATION OF THE COMPARABLE YIELD IS 8% PER ANNUM, COMPOUNDED SEMIANNUALLY. THE PROJECTED PAYMENT SCHEDULE, DETERMINED BY THE COMPANY, IS ATTACHED TO THE INDENTURE AS EXHIBIT E. YOU MAY OBTAIN THE ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY TELEPHONING WEBMD CORPORATION’S INVESTOR RELATIONS DEPARTMENT AT (201) 414-2002 OR SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: WEBMD CORPORATION, 669 RIVER DRIVE, CENTER 2, ELMWOOD PARK, NEW JERSEY 07407, ATTN: INVESTOR RELATIONS.

B-1-2

EXHIBIT B-2

FORM OF LEGEND FOR GLOBAL SECURITY

     Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986,AS AMENDED, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE ISSUER’S “COMPARABLE YIELD” FOR U.S. FEDERAL INCOME TAX PURPOSES. PURSUANT TO SECTION 4.08 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR U.S. FEDERAL

B-2-1

INCOME TAX PURPOSES, (I) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE “CONTINGENT PAYMENT REGULATIONS”), AND, FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON STOCK RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT AND (II) TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THE NOTES. THE COMPANY’S DETERMINATION OF THE COMPARABLE YIELD IS 8% PER ANNUM, COMPOUNDED SEMIANNUALLY. THE PROJECTED PAYMENT SCHEDULE, DETERMINED BY THE COMPANY, IS ATTACHED TO THE INDENTURE AS EXHIBIT E. YOU MAY OBTAIN THE ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY TELEPHONING WEBMD CORPORATION’S INVESTOR RELATIONS DEPARTMENT AT (201) 414-2002 OR SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: WEBMD CORPORATION, 669 RIVER DRIVE, CENTER 2, ELMWOOD PARK, NEW JERSEY 07407, ATTN: INVESTOR RELATIONS.

B-2-2

EXHIBIT C

Form of Notice of Transfer Pursuant to Registration Statement

WebMD Corporation
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
Attention: Executive Vice President - Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 8 W
New York, NY 10286
Fax: (212) 815-5704
Attention: Corporate Trust Administration

Re:	WEBMD CORPORATION (the “Company”) 1.75% Convertible Subordinated Notes due June 15, 2023 (the “Securities”)

Ladies and Gentlemen:

     Please be advised that                  has transferred $                  aggregate principal amount of the Securities or                  shares of the Common Stock, $0.001 par value per share, of the Company issuable on conversion of the Securities (“Stock”) pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333- ________________).

     We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Stock is named as a “Selling Securityholder” in the Prospectus dated                  , or in amendments or supplements thereto, and that the aggregate principal amount of the Securities, or number of shares of Stock transferred are [a portion of] the Securities or Stock listed in such Prospectus, as amended or supplemented, opposite such owner’s name.

Very truly yours, (Name)

C-1

EXHIBIT D

Form of Opinion of Counsel in Connection with Registration of Securities

The Bank of New York
101 Barclay Street, Floor 8 W
New York, NY 10286
Fax: (212) 815-5704
Attention: Corporate Trust Administration

Re:	WEBMD CORPORATION (the “Company”) 1.75% Convertible Subordinated Notes due June 15, 2023 (the “Securities”)

     Ladies and Gentlemen:

     Reference is made to the Securities issued pursuant to a certain indenture, dated as of June 25, 2003, by and between the Company and The Bank of New York, as trustee (the “Trustee”). The Company issued $300,000,000 principal amount of Securities on June 25, 2003 [and an additional $50,000,000 on             , 2003 [IF THE INITIAL PURCHASER’S OVERALLOTMENT OPTION IS EXERCISED]] in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-_____________________) (the “Registration Statement”) relating to the registration under the Securities Act of $                          principal amount of the Securities and the shares of Common Stock of the Company (the “Shares”) issuable upon conversion of the Securities being registered. The Registration Statement was declared effective by order of the SEC dated [                          ].

     We have acted as counsel for the Company in connection with the issuance of the Securities and the preparation and filing of the Registration Statement and are familiar with the Securities, the Indenture, the Registration Statement, the above-mentioned SEC order and such other documents as are necessary to render this opinion.

     Based on the foregoing, it is our opinion that (1) the Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, (2) assuming that the Securities covered by the Registration Statement and the Shares issuable upon conversion of such Securities are sold by a relevant Holder specified in the Registration Statement in a manner specified in the Registration Statement, such sale of the Securities and Shares issuable upon conversion of the Securities will have been duly registered under the Securities Act and (3) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

Yours truly,

D-1

EXHIBIT E

Projected Payment Schedule

Convertible Subordinated Notes due June 15, 2023
(per $1000 principal amount)

			Projected	PV Projected
	Payment	Projected	Contingent	Contingent
Period	Dates	Payments	Payments	Payments

1	15 Dec 03	$8.31	$0.00	$0.00
2	15 Jun 04	$8.75	$0.00	$0.00
3	15 Dec 04	$8.75	$0.00	$0.00
4	15 Jun 05	$8.75	$0.00	$0.00
5	15 Dec 05	$8.75	$0.00	$0.00
6	15 Jun 06	$8.75	$0.00	$0.00
7	15 Dec 06	$8.75	$0.00	$0.00
8	15 Jun 07	$8.75	$0.00	$0.00
9	15 Dec 07	$8.75	$0.00	$0.00
10	15 Jun 08	$8.75	$0.00	$0.00
11	15 Dec 08	$8.75	$0.00	$0.00
12	15 Jun 09	$8.75	$0.00	$0.00
13	15 Dec 09	$8.75	$0.00	$0.00
14	15 Jun 10	$8.75	$0.00	$0.00
15	15 Dec 10	$10.40	$1.65	$0.92
16	15 Jun 11	$10.48	$1.73	$0.92
17	15 Dec 11	$10.55	$1.80	$0.93
18	15 Jun 12	$10.62	$1.87	$0.93
19	15 Dec 12	$10.70	$1.95	$0.93
20	15 Jun 13	$10.79	$2.04	$0.93
21	15 Dec 13	$10.87	$2.12	$0.93
22	15 Jun 14	$10.96	$2.21	$0.94
23	15 Dec 14	$11.06	$2.31	$0.94
24	15 Jun 15	$11.16	$2.41	$0.94
25	15 Dec 15	$11.26	$2.51	$0.94
26	15 Jun 16	$11.37	$2.62	$0.95
27	15 Dec 16	$11.48	$2.73	$0.95
28	15 Jun 17	$11.59	$2.84	$0.95

E-1

			Projected	PV Projected
	Payment	Projected	Contingent	Contingent
Period	Dates	Payments	Payments	Payments

29	15 Dec 17	$11.71	$2.96	$0.95
30	15 Jun 18	$11.84	$3.09	$0.95
31	15 Dec 18	$11.97	$3.22	$0.96
32	15 Jun 19	$12.11	$3.36	$0.96
33	15 Dec 19	$12.25	$3.50	$0.96
34	15 Jun 20	$12.40	$3.65	$0.96
35	15 Dec 20	$12.55	$3.80	$0.97
36	15 Jun 21	$12.72	$3.97	$0.97
37	15 Dec 21	$12.88	$4.13	$0.97
38	15 Jun 22	$13.06	$4.31	$0.97
39	15 Dec 22	$13.24	$4.49	$0.98
40	15 Jun 23	$3,725.78	$4.68	$0.98

E-2